UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 3, 2006
Date of Report (Date of earliest event reported)

The Hershey Company
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-183	23-0691590
(Commission File Number)	(IRS Employer Identification No.)

100 Crystal A Drive, Hershey, Pennsylvania 17033
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (717) 534-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Exhibit Index - Page 5

INFORMATION TO BE INCLUDED IN REPORT

Item 1.01	Entry Into a Material Definitive Agreement

On October 3, 2006, the Board of Directors of The Hershey Company (the “Company”) approved amendments to the Company’s Amended and Restated Supplemental Executive Retirement Plan (“SERP”) and Deferred Compensation Plan. The Board also approved amendments to the Company’s Executive Employment Agreement with Richard H. Lenny, Chairman, President and Chief Executive Officer.

Subject to the terms and conditions of the current SERP, effective January 1, 2007, the SERP was amended to:

limit participation in the SERP to Company employees who were designated by the Compensation and Executive Organization Committee of the Board of Directors (the “Committee”) as Participants on or before October 2, 2006;

reduce the SERP benefit by ten percent (10%) for Vested Participants who are fifty (50) years old or older as of January 1, 2007, and reduce the SERP benefit by twenty percent (20%) for Vested Participants who have not attained age fifty (50) as of January 1, 2007;

change the SERP vesting requirements from attaining age fifty-five (55), completing ten (10) Years of Service with the Company and, for certain employees, participating in the performance share unit portion of the Company’s Key Employee Incentive Plan (“KEIP”) or SERP for at least five (5) of the last ten (10) years of employment; to attaining age fifty-five (55) and completing five (5) Years of Service with the Company;

change the distribution method from monthly payments to a lump sum cash payment equal to the present value of the SERP benefit and other plan provisions to conform with the requirements of section 409A of the Internal Revenue Code (the “Code”);

change the definition of Final Average Compensation upon which the SERP benefit will be calculated to the sum of the highest annual average of a Vested Participant’s salary paid over any three (3) calendar year period during the Participant’s last five (5) years of employment (versus the last ten (10) years of employment under the current plan), and the highest annual average of a Vested Participant’s annual award under the Annual Incentive Program (“AIP”) of the KEIP paid or deferred over any three (3) calendar year period (versus a five (5) calendar year period under the current plan) during the last five (5) years of employment with the Company (versus the last ten (10) years of employment under the current plan);

The Deferred Compensation Plan was amended, effective January 1, 2007, to:

change the deferral elections, including the addition of the option to defer benefits payable under the SERP, the distribution events, and other plan provisions to conform with the requirements of Code section 409A;

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Exhibit Index - Page 5

provide that the Company may make allocations to certain Participants’ Accounts (to the extent not already made under the Company's 401(k) plan) in an amount equal to four and one-half percent (4-1/2%) (for existing and future eligible employees) plus an additional three percent (3%) (for eligible employees hired after 2006) of (i) amounts awarded under the AIP that are deferred under the Deferred Compensation Plan and (ii) Compensation in excess of the limit under Code section 401(a)(17);

provide that the Company will credit a specified percentage of certain Participants’ Compensation, as determined by the Committee, to a newly created Defined Contribution Supplemental Executive Retirement Plan within the Deferred Compensation Plan, the terms of which are not yet finalized.

The Company’s Board of Directors also approved amendments to the Company’s Executive Employment Agreement with Richard H. Lenny, Chairman, President and Chief Executive Officer, to delete the provision relating to a maximum annual bonus under the AIP (the Company has waived this provision each year since 2003) and to conform the agreement to the benefit changes in the SERP and Deferred Compensation Plan applicable to the Company’s executive team.

The foregoing descriptions of the Amended and Restated (2007) Supplemental Executive Retirement Plan, the Deferred Compensation Plan (Amended and Restated as of January 1, 2007) and Amendment to Executive Employment Agreement are qualified by reference to the respective plan documents and amendment, copies of which are attached hereto as Exhibit 10.1, 10.2 and 10.3, respectively, and incorporated by reference herein.

Item 8.01	Other Events

In addition to the amendments to the plans and agreement described in Item 1.01 above, the Board of Directors also approved amendments to certain of the Company’s qualified retirement plans on October 3, 2006. A copy of the Company’s press release, dated October 10, 2006, announcing the amendments to those plans is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits
10.1	The Hershey Company Amended and Restated (2007) Supplemental Executive Retirement Plan
10.2	The Hershey Company Deferred Compensation Plan (Amended and Restated as of January 1, 2007)
10.3	Amendment to Executive Employment Agreement between The Hershey Company and Richard H. Lenny
99.1	Press Release dated October 10, 2006 relating to changes to certain retirement plans of The Hershey Company

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  October 10, 2006

THE HERSHEY COMPANY
By: /s/ David J. West
David J. West Senior Vice President, Chief Financial Officer

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Exhibit Index - Page 5

EXHIBIT INDEX

Exhibit No.	Description
10.1	The Hershey Company Amended and Restated (2007) Supplemental Executive Retirement Plan
10.2	The Hershey Company Deferred Compensation Plan (Amended and Restated as of January 1, 2007)
10.3	Amendment to Executive Employment Agreement between The Hershey Company and Richard H. Lenny
99.1	Press Release dated October 10, 2006 relating to changes to certain retirement plans of The Hershey Company

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Exhibit Index - Page 5